Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Special Equity Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             6,919,175         12.36


     Class B      0                 0.00             2,582,775         11.87


     Class C      0                 0.00             1,447,041         11.87


     Class I      0                 0.00             13,915,814        12.74


     Class IS     0                 0.00             274,142           12.40





     Evergreen Strategic Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      16,462            0.10             174,280           25.04


     Class B      6,241             0.07             95,064            24.46


     Class C      6,067             0.07             82,304            24.46


     Class I      6,520,169         0.11             63,860,462        25.23


     Class IS     66,155            0.10             671,236           24.88

     Class R      4                 0.10             101               25.14